Exhibit 99.2
VERTICAL PITCH, LLC
UNAUDITED FINANCIAL STATEMENTS
FOR THE PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

Page
Balance Sheet	2

Statements of Income	3

Statements of Cash Flows	4

Notes to Financial Statements	5-9

VERTICAL PITCH, LLC
UNAUDITED BALANCE SHEET
(Amounts in thousands, except share data)

September 30,
2007
ASSETS
Current assets:
Cash and cash equivalents	$2,556
Accounts receivable	2,543

Prepaid expenses and other current assets	—

Total current assets	5,099

Property and equipment, net	90

Total assets	$5,189

LIABILITIES AND MEMBER’S EQUITY
Current liabilities:
Accounts payable	$210
Accrued expenses and other current liabilities	710

Total current liabilities	920

Commitments and equity compensation (Note 5)

Member’s equity:
Membership interest	5
Retained earnings	4,264

Total member’s equity	4,269

Total liabilities and member’s equity	$5,189

See accompanying notes to unaudited financial statements.

VERTICAL PITCH, LLC
UNAUDITED STATEMENTS OF INCOME
(Amounts in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2007	2006
Revenue:
Service revenue	$7,724	$4,886
Software revenue	912	841
Reimbursable expenses	978	516

Total revenues	9,614	6,243

Cost of revenue (excluding depreciation):
Project and personnel costs	4,163	2,544
Software costs	783	741
Reimbursable expenses	978	516

Total cost of revenue	5,924	3,801

Gross profit	3,690	2,442

Operating expenses:
Selling, general and administrative	1,243	962
Depreciation and amortization	30	24

Total operating expenses	1,273	986

Operating income	2,417	1,456

Interest income	45	25

Net income	$2,462	$1,481

     See accompanying notes to unaudited financial statements.

VERTICAL PITCH, LLC
UNAUDITED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Nine Months Ended
	September	September
	30,	30,
	2007	2006
Cash Flows from Operating Activities:
Net income	$2,462	$1,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30	24
Changes in operating accounts:
Accounts receivable	224	(342)
Prepaid expenses and other current assets	—	2
Accounts payable	(462)	(111)
Accrued expenses and other current liabilities	229	115

Net cash provided by operating activities	2,483	1,169

Cash Flows from Investing Activities:
Purchases of property and equipment	(55)	(27)

Net cash used in investing activities	(55)	(27)

Cash Flows from Financing Activities:
Distributions to member	(770)	(733)

Net cash used in financing activities	(770)	(733)

Net increase in cash and cash equivalents	1,658	409
Cash and cash equivalents, beginning of period	898	689

Cash and cash equivalents, end of period	$2,556	$1,098

See accompanying notes to unaudited financial statements.

VERTICAL PITCH, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the periods ending September 30, 2007 and 2006
1.	NATURE OF THE BUSINESS

Vertical Pitch, LLC (the “Company”) was incorporated in the State of Colorado on November 7, 2003, as a limited liability company. The Company specializes in combining strategic consulting and technical knowledge to develop and implement business intelligence (“BI”) and business performance management (“BPM”) solutions for all types of businesses. While the Company’s client base is diversified across a variety of industries, the Company is especially adept at implementing and integrating Hyperion TM software in healthcare, manufacturing/consumer goods, professional services and financial services organizations.

Headquartered in Evergreen, Colorado, the Company employed approximately 22 technical consultants and conducted business operations in the US states and Canada as of December 31, 2006.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. These financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, which are considered necessary for fair presentation, have been included. For further information, you should refer to the audited financial statements and accompanying notes included in this Current Report on Form 8-K/A.

As discussed in Note 6 to the financial statements, on December 10, 2007, substantially all assets of the Company were acquired by Edgewater Technology, Inc.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying financial statements and notes.

Use of Estimates — The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. The estimates, judgments and assumptions used in preparing the accompanying financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the date of the financial statements. Although the Company regularly assesses the estimates, judgments and assumptions used in preparing these financial statements, actual results could differ from those estimates. Changes in estimates are recorded in the period in which they become known.

Revenue recognition — The Company generates revenue from providing corporate performance management consulting services under written service contracts with its customers. The service contracts the Company enters into are generally time and materials engagements. Revenue from consulting services is recognized as the services are performed and amounts are earned. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable and collectibility is reasonably assured.

When a customer enters into a contract with the Company, the related revenue is accounted for under SAB 104 and Emerging Issues Task Force Abstract (“EITF”) No. 00-21, “Revenue Arrangement with Multiple Deliverables”. For all arrangements, the Company evaluates the deliverables in each contract to determine whether they represent separate units of accounting. If the deliverables represent separate units of accounting, the Company then measures and allocates the consideration from the arrangement to the separate units, based on reliable evidence of the fair value of each deliverable.

VERTICAL PITCH, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the period ending September 30, 2007
Client prepayments, even if nonrefundable, are deferred (classified as a liability) and recognized over future periods as services are performed. There were no amounts classified as deferred revenue as of September 30, 2007 and 2006.

Software revenue represents the resale of certain third-party off-the-shelf software and is recorded on a gross basis provided the Company acts as a principal in the transaction, whereby the Company has credit risk and sets the price to the end user. In the event the Company does not meet the requirements to be considered a principal in the software sale transaction and act as an agent, software revenue will be recorded on a net basis. Revenue from software resale arrangements represented 9.5% and 13.5% of total revenues for the periods ended September 30, 2007 and 2006. Revenue and related costs are recognized and amounts are invoiced upon the customer’s constructive receipt of purchased software. All related warranty and maintenance arrangements are performed by the primary software vendor and are not the obligation of the Company. All software sales are recorded in accordance with SOP 97-2, Software Revenue Recognition.

Out-of-pocket reimbursable expenses charged to customers are reflected as revenue.

Allowance for Doubtful Accounts — The Company did not maintain an allowance for doubtful accounts related to its accounts receivables as of September 30, 2007 and 2006, as management’s review of historical positive collection activity, lack of bad debt trends and aged accounts receivable balances did not support any recorded amount.

Cost of Revenue — Cost of revenue primarily consists of project personnel costs principally related to salaries, payroll taxes, employee benefits and travel expenses for personnel dedicated to customer projects. These costs represent the most significant expense incurred in providing services to the Company’s client base. Cost of revenue also includes costs of purchased software and reimbursable customer expenses.

Cash and Cash Equivalents — All highly liquid investments with remaining maturities of three months or less at the date of purchase are considered cash equivalents. Cash consists of deposits with large U.S. and Canadian commercial banks. All excess cash, is invested by the Company in highly liquid money market funds, with a daily availability, and such funds are considered cash equivalents.

Concentration of Credit Risk and Significant Customers — Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. At September 30, 2007 and 2006, the Company had cash balances at a financial institution in excess of federally insured limits; however, management does not believe that the Company is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Property and Equipment — Property and equipment is recorded at cost. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years. Capital improvements that extend the lives of the assets are capitalized, while repairs and maintenance costs are expensed as incurred.

VERTICAL PITCH, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the periods ending September 30, 2007 and 2006
Income Taxes — The Company, in accordance with guidelines and regulations contained in the Internal Revenue Code, has elected to be treated as a Limited Liability Corporation for federal and state income tax purposes. All profits, losses, and other items incurred from the operations of the Company are allocated to the member. Accordingly, the Company’s financial statements do not contain any provision for federal or state income taxes as of September 30, 2007 and 2006.

Comprehensive Income - The Company had no components of other comprehensive income, therefore reported net income is the same as comprehensive income for the periods ended September 30, 2007 and 2006.

Recently Issued Accounting Pronouncements — In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes” — an interpretation of FASB Statement No. 109, Accounting for Income Taxes, (“FIN 48”) FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition as of the period ended January 1, 2007. There would be no impact to the Company in regards to the adoption of FIN 48, as the Company is taxed as a limited liability corporation.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements (“SFAS No. 157”). Among other requirements, FSAS No. 157 defines the fair value of a liability as the price that would be paid to transfer the liability in an orderly transaction between market participants at the measurement date. SFAS No. 157 requires an entity to consider the effect of its own credit risk on the fair value of a liability in all periods in which the liability is measured at fair value. SFAS No. 157 will be effective for the Company on January 1, 2008. The Company believes the adoption of SFAS No. 157 will not have a material impact on the Company’s financial statements.

In February 2007, the FASB issued FASB Statement 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently to be measured at fair value. FASB Statement 159 will be effective for the Company on January 1, 2008. The Company believes the adoption of FASB Statement 159 will not have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”, which replaces SFAS No. 141. SFAS No 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any no controlling interest in the acquiree and the goodwill acquired. The Statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for the fiscal years beginning after December 15, 2008. The Company believes the adoption of SFAS No. 141(R) will not have a material impact on the Company’s financial statements

VERTICAL PITCH, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the periods ending September 30, 2007 and 2006
3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	September 30,	December 31,
	2007	2006
	(In thousands)

Computer equipment and software	$165	$104
Furniture, fixtures and equipment	10	15

	175	119
Less accumulated depreciation and amortization	(85)	(55)

Net property and equipment	$90	$64

Depreciation expense related to property and equipment was $30 thousand and $24 thousand for the nine months ended September 30, 2007 and 2006, respectively.

4.	RELATED PARTY TRANSACTIONS

During the nine month periods ended September 30, 2007 and 2006 respectively, the Company paid $770 thousand and $733 thousand in distributions to its member which were allocated based upon the sole member’s 100% respective membership interest in the Company. The sole member is also the CEO of the Company.

During 2006, the Company’s business operations were conducted in space owned by the sole member and as such, there was no rent expense in the year ended 2006.

5.	COMMITMENTS AND EQUITY COMPENSATION

Operating Leases:

The Company signed an office space lease on July 1, 2007 under a non-cancelable operating lease agreement expiring May 31, 2008. As the Company entered into its facility lease during 2007, there was no rent expense for the period ended September 30, 2006 as Company operations were conducted out of the property owned by the sole member. Annual future minimum lease payments required under operating leases are as follows:

Amount
Years ending, December 31:	(In thousands)
2007	$12
2008	10

Total minimum payments	$22

VERTICAL PITCH, LLC
NOTES TO UNAUDITED FINANCIAL STATEMENTS
For the periods ending September 30, 2007 and 2006
Phantom Equity Plan:

In 2003 and 2006, the Company established phantom equity plans (the “Plans”). Under the terms of the Plans, certain key employees receive phantom equity awards whereby upon a change of control, as defined, a portion of the sale proceeds will be distributed to the plan participants based upon the number of vested phantom equity awards held. The phantom equity awards vest over a period of one to four years and are forfeited upon employee termination. As of September 30, 2007 and 2006, plan participants will receive 19% and 10%, respectively of any sales proceeds upon a change of control. Payment to the employees will only be made upon a change of control and therefore, compensation expense would be recorded at the time of the change of control is deemed probable. For the periods ended September 30, 2007 and 2006, no compensation expense has been recorded related to the Plans.

On December 5, 2007 the participation agreements of all the holders of these awards was amended to remove the vesting provisions such that on a change of control, all outstanding awards became fully vested. There is no requirement for the participant to remain employed by the Company or its successor entity.

6.	SUBSEQUENT SALE OF THE COMPANY

On December 10, 2007, the Company and its sole member entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Edgewater Technology-Ranzal, Inc., a wholly owned subsidiary of Edgewater Technology, Inc. (“Edgewater”), providing for the acquisition of substantially all of the assets of the Company, its operations, and its business related to the consulting services development of business intelligence and business performance management solution. Total consideration included a payment at closing of approximately $14 million in cash and $6 million in Edgewater’s common stock, which is subject to a three year lock-up agreement, and assumed liabilities of $920 thousand.

Under the phantom equity plan arrangements, as described in Note 5 above, approximately 29% of total consideration was allocated to the plan participants, with 50% being paid upfront and the remaining portion being payable 18 months from the purchase date.